UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2025

Next Technology Holding Inc.

(formerly known as “WeTrade Group Inc.”)

(Exact name of Company as specified in charter)

Wyoming	001-41450	84-4948289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+44 7421477289

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2025, Next Technology Holding Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), which indicated that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the Company’s closing bid price for its common stock, par value $0 per share (“Common Stock”), was below $1.00 per share for the prior thirty (30) consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calendar day compliance period, or until October 13, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. During the compliance period, the Company’s shares of Common Stock will continue to be listed and traded on the Nasdaq Capital Market. If at any time during the Compliance Period, the bid price of the Common Stock closes at or above $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Minimum Bid Price Requirement and the matter will be closed.

If the Company is not in compliance by October 13, 2025, the Company may be afforded a second 180-calendar day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and will need to provide written notice to Nasdaq of its intent to regain compliance with such requirement during such second compliance period.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, or if it appears to Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that the Common Stock will be subject to delisting from the Nasdaq Capital Market. At that time, the Company may appeal any such delisting determination to a Nasdaq hearings panel.

The Company intends to continuously monitor the closing bid price for its Common Stock and is in the process of considering various measures to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing standards, that Nasdaq will grant the Company any extension of time to regain compliance with the Minimum Bid Price Requirement or any other Nasdaq listing requirements, or that any such appeal to the Nasdaq hearings panel will be successful, as applicable.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Lichen DONG
Name:	Lichen DONG
Title:	Chairman of the Board

Dated: April 15, 2025

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